UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2024

McEWEN MINING INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800
Toronto, Ontario, Canada  M5H 1J9
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On June 14, 2024, McEwen Mining Inc. (the “Company”) entered into definitive agreements for the purchase and sale of 1,533,000 shares of common stock, no par value, of the Company (the “Shares,” and such transaction, the “Offering”). The Shares sold in the Offering are considered “flow-through” common shares for purposes of the Income Tax Act (Canada) in that they provide potential tax benefits to the purchasers if the Company uses the proceeds of the Offering for qualified exploration or development expenses. The Offering comprised the issuance and sale of 643,000 “Canadian Exploration Expense” flow-through common shares at a price of US$15.56 per share and the issuance and sale of 890,000 “Canadian Development Expense” flow-through common shares at a price of US$13.49 per share. The Offering closed on June 14, 2024. Proceeds to the Company after deducting placement fees were approximately $20.8 million.

The sale of Shares was made through a Canadian Exploration Expense Subscription and Renunciation Agreement and a Canadian Development Expense Subscription and Renunciation Agreement, each dated June 14, 2024 (together, the “Subscription and Renunciation Agreements”) between the Company and the agent for the subscribers named therein. The Shares were offered and sold pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-275324), which was initially filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2023, amended on December 11, 2023 and declared effective by the SEC on January 2, 2024. The Company has filed a prospectus supplement, dated May 28, 2024, with the SEC in connection with the Offering.

The Subscription and Renunciation Agreements contain customary representations and warranties, covenants, conditions to closing and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Subscription and Renunciation Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to those agreements or parties expressly permitted to rely on such provisions and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The foregoing description of the terms and conditions of the Subscription and Renunciation Agreements is not complete and is qualified in its entirety by the full text of the Subscription and Renunciation Agreements, each of which is filed herewith as Exhibit 10.1 and 10.2, and incorporated into this Item 1.01 by reference.

Item 7.01          Regulation FD Disclosure.

On June 14, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1 .

The information furnished under this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
5.1	Opinion of Hogan Lovells US LLP.
10.1	Form of Canadian Exploration Expense Subscription and Renunciation Agreement.
10.2	Form of Canadian Development Expense Subscription and Renunciation Agreement.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
99.1	Press release dated June 14, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: June 14, 2024	By:	/s/ Carmen Diges
Carmen Diges, General Counsel